Counterpart __ of 20

Exhibit 4.1
ENTERGY ARKANSAS POWER, LLC
(successor to Entergy Arkansas, Inc.)
TO
DEUTSCHE BANK TRUST COMPANY AMERICAS
(successor to Guaranty Trust Company of New York)
AND
(as to property, real or personal, situated or being in Missouri)
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
(successor to Marvin A. Mueller)
As Trustees under Entergy Arkansas, Inc.’s Mortgage and Deed of Trust,
Dated as of October 1, 1944
___________________________
EIGHTY-FIRST SUPPLEMENTAL INDENTURE
Relating to the Transfer of the Mortgaged and Pledged Property
to Entergy Arkansas Power, LLC (to be renamed Entergy Arkansas, LLC)
__________________________
Dated as of November 30, 2018

EIGHTY-FIRST SUPPLEMENTAL INDENTURE
INDENTURE, dated as of November 30, 2018, between ENTERGY ARKANSAS POWER, LLC, a limited liability company of the State of Texas (to be renamed Entergy Arkansas, LLC and hereinafter sometimes called the “Company”), as successor to Entergy Arkansas, Inc., a corporation of the State of Arkansas converted to a corporation of the State of Texas on November 19, 2018 (hereinafter sometimes called the “Original Company”), whose post office address is 425 West Capitol, Little Rock, Arkansas 72201, and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a New York banking corporation, whose post office address is 60 Wall Street, 16th Floor, New York, New York 10005 (hereinafter sometimes called the “Corporate Trustee”), and (as to property, real or personal, situated or being in Missouri) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor to Marvin A. Mueller), whose mailing address is 10161 Centurion Parkway, Jacksonville, Florida 32256 (said The Bank of New York Mellon Trust Company, National Association being hereinafter sometimes called the “Missouri Co-Trustee” and the Corporate Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the “Trustees”) as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the “Mortgage”), which Mortgage was executed and delivered by the Original Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the “Eighty-first Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Original Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Original Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and
WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Original Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and
WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Original Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and
WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Original Company, among other things, appointed The Boatmen’s National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen’s National Bank of St. Louis accepted said appointment; and
WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Original Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan

Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and
WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Original Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen’s National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and
WHEREAS, by an instrument, dated as of May 31, 2000, the Original Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and
WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Trust Company of Missouri merged into BNY Missouri Interim Trust Company, National Association, and by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Missouri Interim Trust Company, National Association, merged into The Bank of New York Trust Company, National Association; and

WHEREAS, by the Sixty-third Supplemental Indenture mentioned below, the Original Company, the Corporate Trustee, Stanley Burg as Co-Trustee, and The Bank of New York Trust Company, National Association, as Missouri Co-Trustee, appointed Jeffrey Schroeder to serve as Missouri Co-Trustee under the Mortgage, and Jeffrey Schroeder accepted such appointment; and

WHEREAS, by an instrument effective as of February 28, 2005, Jeffrey Schroeder resigned as a Missouri Co-Trustee; and

WHEREAS, effective July 1, 2008, The Bank of New York Trust Company, National Association changed its name to The Bank of New York Mellon Trust Company, National Association; and
WHEREAS, by the Sixty-ninth Supplemental Indenture mentioned below, effective as of October 1, 2010, Stanley Burg resigned as Co-Trustee; and
WHEREAS, by the Mortgage the Original Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and
WHEREAS, the Original Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948

Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954
Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972
Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991

Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002
Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003
Sixty-first Supplemental Indenture	June 15, 2003
Sixty-second Supplemental Indenture	October 1, 2004
Sixty-third Supplemental Indenture	January 1, 2005
Sixty-fourth Supplemental Indenture	March 1, 2005
Sixty-fifth Supplemental Indenture	May 1, 2005
Sixty-sixth Supplemental Indenture	June 1, 2006
Sixty-seventh Supplemental Indenture	July 1, 2008
Sixty-eighth Supplemental Indenture	November 1, 2008
Sixty-ninth Supplemental Indenture	October 1, 2010
Seventieth Supplemental Indenture	November 1, 2010
Seventy-first Supplemental Indenture	December 1, 2012
Seventy-second Supplemental Indenture	January 1, 2013
Seventy-third Supplemental Indenture	May 1, 2013
Seventy-fourth Supplemental Indenture	June 1, 2013
Seventy-fifth Supplemental Indenture	July 15, 2013
Seventy-sixth Supplemental Indenture Seventy-seventh Supplemental Indenture Seventy-eighth Supplemental Indenture	March 1, 2014 December 1, 2014 January 1, 2016
Seventy-ninth Supplemental Indenture	August 1, 2016
Eightieth Supplemental Indenture	May 1, 2018

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming, as applicable; and
WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Original Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Original Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None
7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8 % Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8 % Series due 2003	40,000,000	None
8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None

13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	None
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	None
6.65% Series due August 1, 2005	115,000,000	None
6 % Series due October 1, 2003	155,000,000	None
7 % Series due October 1, 2023	175,000,000	None
Pollution Control Series C	20,319,000	None
Pollution Control Series D	9,586,400	None
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72 % Series due March 1, 2003	100,000,000	None
6 1/8 % Series due July 1, 2005	100,000,000	None
6.70% Series due April 1, 2032	100,000,000	None
6.00% Series due November 1, 2032	100,000,000	None
5.40% Series due May 1, 2018	150,000,000	None
5.90% Series due June 1, 2033	100,000,000	None
5% Series due July 1, 2018	115,000,000	None
6.38% Series due November 1, 2034	60,000,000	None
5.66% Series due February 1, 2025	175,000,000	None
5% Pollution Control Series E	45,000,000	None
4.5% Series due June 1, 2010	100,000,000	None
Pollution Control Series F	56,378,000	None
5.40% Series due August 1, 2013	300,000,000	None
5.75% Series due November 1, 2040	225,000,000	None
3.75% Series due February 15, 2021	350,000,000	350,000,000
4.90% Series due December 1, 2052	200,000,000	200,000,000
Pollution Control Series G	55,266,000	None
Pollution Control Series H	45,713,000	45,713,000
3.05% Series due June 1, 2023	250,000,000	250,000,000
4.75% Series due June 1, 2063	125,000,000	125,000,000
2013 Credit Agreement Collateral Series due January 26, 2015	255,000,000	None

3.70% Series due June 1, 2024 4.95% Series due December 15, 2044 3.5% Series due April 1, 2026	375,000,000 250,000,000 600,000,000	375,000,000 250,000,000 600,000,000
4.875% Series due September 1, 2066	410,000,000	410,000,000
4.00% Series due June 1, 2028	250,000,000	250,000,000

which bonds are also hereinafter sometimes called bonds of the First through Eighty-seventh Series, respectively; and
WHEREAS, the term “corporation” is defined in the Mortgage, as supplemented, to include a limited liability company; and
WHEREAS, subject to the provisions thereof, Section 85 of the Mortgage, as supplemented, permits the Original Company to transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or operate the same; and
WHEREAS, Section 86 of the Mortgage, as supplemented, provides, among other things, that if the Original Company shall transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation which shall have received such transfer - upon executing with the Trustee and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Original Company thereunder - shall succeed to and be substituted for the Original Company with the same effect as if such successor corporation had been named in the Mortgage, and shall have and may exercise under the Mortgage the same powers and rights as the Original Company; and
WHEREAS, Section 86 of the Mortgage, as supplemented, provides, among other things, that in case the Original Company shall transfer, subject to the Lien of the Mortgage, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor corporation, the indenture described above may also provide for the release and discharge of the Original Company from all obligations under the Mortgage or any bonds issued thereunder which are assumed by such successor corporation; and
WHEREAS, Section 87 of the Mortgage, as supplemented, provides, among other things, that if the Original Company, as permitted by Section 85 of the Mortgage, shall transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety, neither the Mortgage nor the indenture with the Trustee to be executed and caused to be recorded by the Company as in Section 86 of the Mortgage provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by the Company from the Original Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented; and
WHEREAS, Section 120 of the Mortgage, as supplemented, provides, among other things, that without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, in order (a) to evidence the succession of another corporation to the Original Company and the assumption by any such successor of the covenants of the Company in the Mortgage and in the bonds, all as provided in Article XVI of the Mortgage, or (b) to make any other changes to the provisions of the Mortgage or to add other provisions with respect to matters or questions arising under the Mortgage, provided that such other changes or additions shall not adversely affect the interests of the holders of bonds of any series in any material respect; and
WHEREAS, effective as of 11:58 p.m. Central Time, November 30, 2018, the Original Company will allocate, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety to the Company (the “2018 Transfer”) pursuant to a Plan of Merger between the Original Company and the Company (the “2018 Transfer Documents”), pursuant to which, among other things, the Company will succeed to the ownership of all of the Original Company’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2018 Transfer becomes effective, will succeed to all of the Original Company’s duties and obligations under the Mortgage and the bonds outstanding thereunder, and will change its name from Entergy Arkansas Power, LLC to Entergy Arkansas, LLC; and
WHEREAS, the Company is lawfully entitled to acquire and operate the Mortgaged and Pledged Property, and
WHEREAS, in Sections 1 through 5 of Article II of the Seventy-seventh Supplemental Indenture and in Sections 1 through 5 of Article II of the Seventy-eighth Supplemental Indenture, the Original Company reserved the right to make certain amendments to the Mortgage (herein sometimes referred to as the “Amendments”);
WHEREAS, in Section 6 of Article II of the Seventy-seventh Supplemental Indenture, each initial and future holder of bonds of the Eighty-fourth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, in Section 6 of Article II of the Seventy-eighth Supplemental Indenture, each initial and future holder of bonds of the Eighty-fifth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, in Section 1 of Article II of the Seventy-ninth Supplemental Indenture, each initial and future holder of bonds of the Eighty-sixth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, in Section 1 of Article III of the Eightieth Supplemental Indenture, each initial and future holder of bonds of the Eighty-seventh Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Corporate Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise;
WHEREAS, the bonds of the Eighty-fourth, Eighty-fifth, Eighty-sixth and Eighty-seventh Series constitute more than a majority of the aggregate principal amount of all bonds now Outstanding;
WHEREAS, Section 113 of the Mortgage provides, among other things, that any modification or alteration of the Mortgage and/or of the rights and obligations of the Company and/or the rights of the holders of bonds may be made at a meeting of bondholders by resolution duly adopted by the affirmative vote of a majority in principal amount of the bonds Outstanding under the Mortgage, considered as one class, unless (a) such modification or alteration shall directly affect the holders of bonds of one or more, but less than all, series of bonds then Outstanding under the Mortgage or (b) such modification or amendment shall, without the consent of the holder of any bond issued under the Mortgage affected thereby permit (1) the extension of the maturity of the principal of, or interest on, such bond, or (2) the reduction in such principal or the rate of interest thereon or any other modification in the terms of payment of such principal or interest, or (3) the creation of any lien ranking prior to, or on a parity with, the Lien of the Mortgage with respect to any of the Mortgaged and Pledged Property, or (4) the deprivation of any non-assenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to Excepted Encumbrances) or (5) the reduction of the percentage required by the provisions of Section 113 with respect to any bond Outstanding under the Mortgage;
WHEREAS, Section 116 of the Mortgage provides, among other things, that, anything in Article XIX contained to the contrary notwithstanding, the Corporate Trustee shall receive the written consent (in any number of instruments of similar tenor executed by the bondholders or by their attorneys appointed in writing or in the supplemental indenture or supplemental indentures creating such series of bonds) of the holders of bonds Outstanding under the Mortgage, considered as one class, at the time the last such needed consent is delivered to the Corporate Trustee, in lieu of the holding of a meeting pursuant to Article XIX of the Mortgage and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 113 of the Mortgage;
WHEREAS, the Company may now effect the Amendments because (a) the Corporate Trustee has received the written consent to such amendments of the holders of a majority of the bonds now Outstanding as set forth in Section 6 of Article II of the Seventy-seventh Supplemental Indenture, Section 6 of Article II of the Seventy-eighth Supplemental Indenture, Section 1 of Article II of the Seventy-ninth Supplemental Indenture and Section 1 of Article III of the Eightieth Supplemental Indenture, (b) such amendments affect the rights of all series of bonds now Outstanding, and (c) such amendments do not permit (1) the extension of the maturity of the principal of, or interest on, such bond, or (2) the reduction in such principal or the rate of interest thereon or any other modification in the terms of payment of such principal or interest, or (3) the creation of any lien ranking prior to, or on a parity with, the Lien of the Mortgage with respect to any of the Mortgaged and Pledged Property, or (4) the deprivation of any non-assenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to Excepted Encumbrances) or (5) the reduction of the percentage required by the provisions of Section 113 with respect to any bond Outstanding under the Mortgage;

WHEREAS, pursuant to and in accordance with said Sections 86, 113, 116 and 120 of the Mortgage, as supplemented, the Company now desires to execute with the Trustees and to cause to be recorded an indenture of the tenor aforesaid; and
WHEREAS, the execution and delivery by the Company of this Eighty-first Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, and in compliance with, in satisfaction of and pursuant to the provisions of Sections 85 and 86 of the Mortgage, as supplemented, (A) hereby assumes and agrees to pay, duly and punctually, the principal of and interest on the bonds issued and now outstanding under the Mortgage, as supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, as supplemented, and agrees to duly and punctually observe, perform and fulfill all the covenants and conditions of the Mortgage, as supplemented, to be kept or performed by the Original Company thereunder; and (B) hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as supplemented) unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Original Company pursuant to the 2018 Transfer Documents, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, and (d) all property, real, personal or mixed, of any kind or nature (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), subject to the provisions of Section 87 of the Mortgage, acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the effective time of the 2018 Transfer and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Eighty-first Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.
PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Eighty-first Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Eighty-first Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri), and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Eighty-first Supplemental Indenture being supplemental to the Mortgage.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE I

RELEASE AND DISCHARGE

SECTION 1.    Upon the transfer, subject to the Lien of the Mortgage, of all or substantially all of the Mortgaged and Pledged Property as an entirety to the Company, as contemplated by the 2018 Transfer

Documents, the Original Company shall be released and discharged from all obligations under the Mortgage or any bonds issued thereunder.

ARTICLE II

AMENDMENTS
SECTION 2.    Excepted Encumbrances. The holders of a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 1 of Article II of the Seventy-seventh Supplemental Indenture and in Section 1 of Article II of the Seventy-eighth Supplemental Indenture, the Company hereby exercises its right to amend Section 6 of the Mortgage to read substantially as follows:

The term “Excepted Encumbrances” shall mean as of any particular time any of the following:
(a)    liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(b)    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(c)    liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the Bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;
(d)    easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;
(e)    liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;
(f)    liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;
(g)    leases existing on December 1, 2014 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;
(h)    liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
(i)    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
(j)    rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;
(k)    liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;
(l)    liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;
(m)    rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
(n)    (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;
(o)    any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;
(p)    any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
(q)    any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;
(r)    rights and interests granted pursuant to Section 58;
(s)    any lien of the Trustees granted pursuant to Section 96; and
(t)    Prepaid Liens.
The term “Business Day” shall mean when used with respect to the place or places, at which, principal of and premium, if any, and interest, if any, on the bonds are payable or any other particular location specified in the bonds or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in the bonds or in a supplemental indenture creating such bonds.
The term “Governmental Authority” shall mean the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
The term “Person” shall mean any individual, Corporation, joint venture, trust or unincorporated organization or any Governmental Authority.
The term “Prepaid Liens” means any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.
SECTION 3.    Priority Opinions or Certificates. The holders of a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 2 of Article II of the Seventy-seventh Supplemental Indenture and in Section 2 of Article II of the Seventy-eighth Supplemental Indenture, the Company hereby exercises its right to amend subdivision 7 of Section 28 of the Mortgage through the end of clause (b) thereof to read substantially as follows:

(7)    either an Opinion of Counsel or an Officer’s Certificate to the effect that:
(a)    this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion or certificate, will constitute, a lien on all the Property Additions to be made the basis of the authentication and delivery of such bonds, subject to no lien thereon prior to the lien of this Indenture except Excepted Encumbrances and Qualified Liens and any other liens of which the signer of said opinion or certificate has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion or certificate;
(b)    the Company has corporate authority to operate such Property Additions; and

and to add the following definition to Section 3 of the Mortgage:
“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a resolution of the Board of Directors to act in respect of matters relating to this Indenture.
SECTION 4.    Dispositions, etc. without Release or Consent of Trustee. The holders of a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 3 of Article II of the Seventy-seventh Supplemental Indenture and in Section 3 of Article II of the Seventy-eighth Supplemental Indenture, the Company hereby exercises its right to amend Section 58 of the Mortgage to read substantially as follows:

Section 58.    Unless one of more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustees or either of them:
(1)    sell or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a fair value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens prior hereto except Excepted Encumbrances and any other liens to which the property sold or otherwise disposed of was subject;
(2)    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;
(3)    grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;
(4)    terminate, abandon, surrender, cancel, release, modify or dispose of any franchises, licenses or permits that are Mortgaged and Pledged Property; provided that such action is, in the opinion of the Company, necessary, desirable or advisable in the conduct of the business of the Company, and; provided further that any franchises, licenses or permits that become Mortgaged and Pledged Property by the operation of granting clauses and thereafter, in the opinion of the Company, cease to be necessary for the operation of the Mortgaged and Pledged Property shall automatically cease to be subject to the lien of this Indenture, without any release or consent, or report to, the Trustees or either of them; and
(5)    rearrange any of its street car tracks and switches or reduce or permanently discontinue the operation of or remove or abandon any of its street or interurban railway lines or street or interurban transportation lines, if, in the judgment of the Board of Directors of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company or if the Company is ordered so to do by a regulatory authority having jurisdiction in the premises.
SECTION 5.    Statutory Mergers. The holders of a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 4 of Article II of the Seventy-seventh Supplemental Indenture and in Section 4 of Article II of the Seventy-eighth Supplemental Indenture, the Company hereby exercises its right to amend Section 86 of the Mortgage to add a new paragraph at the end reading substantially as follows:

A statutory merger in which the Company’s assets and liabilities may be allocated among one or more entities, shall not be considered to be a merger, consolidation, conveyance or other transfer of Mortgaged and Pledged Property subject to the provisions of this Article XVI unless all or substantially all of the Mortgaged and Pledged Property is allocated by such statutory merger to one or more entities other than the Company.
SECTION 6.    Net Earning Certificates Not Required. The holders of a majority in principal amount of the bonds Outstanding under the Indenture having consented to the amendment set forth in Section 5 of Article II of the Seventy-seventh Supplemental Indenture and in Section 5 of Article II of the Seventy-eighth Supplemental Indenture, the Company hereby exercises its right to amend the Mortgage to delete all provisions in the Mortgage which require a Net Earning Certificate, whether as a condition precedent to the authentication and delivery of bonds or otherwise.

ARTICLE III
MISCELLANEOUS PROVISIONS
SECTION 7.    Subject to the amendments provided for in this Eighty-first Supplemental Indenture, the terms defined in the Mortgage and the First through Eighty-first Supplemental Indentures shall, for all purposes of this Eighty-first Supplemental Indenture, have the meanings specified in the Mortgage and the First through Eighty-first Supplemental Indentures.

SECTION 8.    The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Eighty-first Supplemental Indentures set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Eighty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eighty-first Supplemental Indenture.
SECTION 9.    Whenever in this Eighty-first Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eighty-first Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 10.    Nothing in this Eighty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eighty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Eighty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 11.    This Eighty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 12.    This Eighty-first Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS POWER, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Senior Associates or one of its Associates, and its corporate seal to be attested by one of its Vice Presidents or one of its Senior Associates or one of its Associates for and in its behalf, as of the day and year first above written.
ENTERGY ARKANSAS POWER, LLC
By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer
Attest:
/s/ Dawn A. Balsh
Dawn A. Balash
Assistant Secretary

Executed, sealed and delivered by
ENTERGY ARKANSAS POWER, LLC
in the presence of:

/s/ Leah W. Dawson
Leah W. Dawson

/s/ Shannon K. Ryerson
Shannon K. Ryerson

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By: /s/ Carol Ng
Carol Ng
Vice President

By: /s/ Nigel Luke
Nigel Luke
Vice President

Attest:

/s/ James Briggs
James Briggs
Vice President

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS
in the presence of:

/s/ Luke Russell
Luke Russell

/s/ Robert Pian
Robert Pian

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
As Co-Trustee as to property, real or personal, situated or being in Missouri
By: /s/ R. Tarnas
R. Tarnas
Vice President
Attest:

/s/ Robert W. Hardy
Robert W. Hardy
Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
in the presence of:

/s/ Mitchell L. Brumwell
Mitchell L. Brumwell
/s/ Mietka Collins
Mietka Collins

STATE OF LOUISIANA    )
) SS.:
PARISH OF ORLEANS    )
On this 6th day of November, 2018, before me, Mark Grafton Otts, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Steven C. McNeal and Dawn A. Balash, to me personally well known, who stated that they were the Vice President and Treasurer and an Assistant Secretary, respectively, of ENTERGY ARKANSAS POWER, LLC, a company, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said company, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
On this 6th day of November, 2018, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of ENTERGY ARKANSAS POWER, LLC, one of the entities described in and which executed the above instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company seal; that it was so affixed by order of the Board of Directors of said company, and that he signed his name thereto by like order.
On this 6th day of November, 2018, before me appeared and Dawn A. Balash, to me personally known, who, being by me duly sworn, did say that she is an Assistant Secretary of ENTERGY ARKANSAS POWER, LLC, and that the seal affixed to the foregoing instrument is the company seal of said company, and that said instrument was signed and sealed on behalf of said company by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said company.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Mark Grafton Otts
Mark Grafton Otts
State of Louisiana, Parish of Jefferson
Notary Public Identification No. 4430
My Commission expires at my death

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK    )
On this 14th day of November, 2018, before me, Peter F. Bono, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Carol Ng, Nigel Luke, and James Briggs, to me personally well known, who stated that they were each a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
On this 14th day of November, 2018, before me personally came Carol Ng and Nigel Luke, to me known, who, being by me duly sworn, did depose and say that they are each a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that they signed their names thereto by like authority.
On this 14th day of November, 2018, before me appeared James Briggs, to me personally known, who, being by me duly sworn, did say that he is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Peter F. Bono
Peter F. Bono
Notary Public - State of New York
No. 01B06372994
Qualified in New York County
My Commission Expires 04-02-2022

STATE OF ILLINOIS    )
) SS.:
COUNTY OF COOK    )
On this 27th day of November, 2018, before me, Lucille A. Rosario, a Notary Public duly commissioned, qualified and acting within and for said state, appeared R. Tarnas and Robert W. Hardy, personally known to me, or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument, who stated that they were a Vice President and Vice President, respectively, of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Co-Trustee as to property, real or personal, situated or being in Missouri (the “Missouri Co-Trustee”), and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Missouri Co-Trustee; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.
On this 27th day of November, 2018, before me personally appeared R. Tarnas, personally known to me, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and, who, being by me duly sworn, did depose and say that he is a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument; that he knows the seal of said National Association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of its Board of Directors, and that he signed his name thereto by like authority.
On this 27th day of November, 2018, before me appeared Robert W. Hardy, personally known to me, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, and that the seal affixed to the foregoing instrument is the seal of the Missouri Co-Trustee, and that said instrument was signed and sealed on behalf of said National Association by authority of its Board of Directors, and he/she acknowledged said instrument to be the free act and deed of said entity.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State the day and year last above written.
/s/ Lucille A. Rosario
Lucille A. Rosario
Notary Public, State of Illinois
My Commission Expires May 26, 2021